Exhibit 99.4

Gulf Resources Reports Third Quarter 2009 Results, Increases 2009 Revenue and Net Income Guidance

New York & Shandong Province, November 9, 2009 - Gulf Resources, Inc. (NASDAQ Global Select: GFRE) (“Gulf Resources” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the three and nine months ended September 30, 2009.

Third Quarter 2009 Highlights and Recent Events

•	Net revenue was $27.7 million, a year-over-year increase of 57.6%
•	Gross profit was $12.1 million, a year-over-year increase of 96.8%
•	Gross margin was 43.9%, compared to 35.1% in the third quarter of 2008
•	Net income was $8.3 million, or $0.27 per basic and diluted share, up 122.9% from $3.7 million, or $0.15 per basic and diluted share, a year ago
•	Cash totaled $19.3 million as of September 30, 2009
•	Appointed Mr. Nai Hui Miao as chief operating officer
•	Completed seventh acquisition of bromine and crude salt manufacturing assets, adding 4,000 metric tons (MT) of bromine and 150,000 MT of crude salt annual production capacity
•	Began trading on the NASDAQ Global Select Market on October 27, 2009; management celebrated the event by ringing the closing bell that same day

Third Quarter 2009 Results

"During the third quarter, our bromine business has continued to benefit from the recovery of China's chemical industry, mainly from the increased demand from oil and gas exploration companies and manufacturers of flame retardants. Although the impressive year-over-year growth in our bromine sales was partly due to the adverse effects of the Beijing 2008 Olympic Games on bromine production and shipments in the third quarter of 2008, the overall demand for bromine and specialty chemical products was strong throughout the third quarter. Bromine prices also continued recovering in the third quarter, with the average price per MT of bromine at $1,833, up almost 9% from $1,685 per MT in the second quarter of 2009," said Xiaobin Liu, Chief Executive Officer of Gulf Resources.

"The slight decrease in revenue compared with the second quarter of 2009 was mainly due to a stabilization of sales after our customers drastically increased orders in the second quarter in order to build up their inventories to compensate for fewer orders placed in the beginning of the year. Our gross margin remained high, mainly due to increased sales of crude salt and environmentally friendly chemical products, both of which have higher gross margins than bromine. Environmentally friendly chemical products were introduced in September last year and accounted for 24% of our chemical product sales this quarter compared to 22% in the second quarter of 2009," Mr. Liu continued.

Gulf Resources' revenue was $27.7 million for the third quarter of 2009, an increase of 57.6% from $17.6 million for the third quarter of 2008. During the third quarter of 2009, the revenue from the bromine and crude salt segment was $18.8 million, or 68.0% of total revenue, an increase of 43.6% from $13.1 million, or 74.7% for the third quarter of 2008. Revenue from bromine increased 29%, to $16.1 million from $12.45 million for the third quarter of 2008. Revenue from crude salt increased to $2.7 million from only $0.65 for the same period of last fiscal year, mainly due to the acquisition of salt pans and the improved utilization of halogen water.

Revenue from the chemical products segment was $8.9 million, or 32.0% of total revenue, for the second quarter of 2009, an increase of 99.0% from $4.4 million, or 25.3% of total revenue in the corresponding period last year. The growth in sales of chemical products was due to the expansion of production capacity, completed in September 2008, and strong demand for new environmentally friendly additive products, including solid lubricant and polyether lubricant used in oil and gas exploration.

Gross profit for the third quarter of 2009 totaled $12.1 million, up 96.8% from $6.2 million for the third quarter of 2008. For the three months ended September 30, 2009, gross profit margin was 43.9%, compared to 35.1% for the corresponding period last year. The increased gross profit margin was due to operational efficiencies as the Company grew in scale and increased sales of environmentally friendly additive products, which the Company sells at a higher unit price compared to generic oil and gas exploration additives, and crude salt, which has a lower production cost compared to bromine. Environmentally friendly additive products and crude salt had gross margins of approximately 42% and 74%, while bromine had a gross margin of 39% for the third quarter of 2009.

Research and development and general and administrative expenses for the third quarter of 2009 were $1.0 million, down 8.1% from $1.1 million a year ago due to lower consulting fees. Income from operations for the third quarter of 2009 was $11.1 million, an increase of 119.1% from $5.1 million a year ago. Operating margin was 40.3% for the third quarter of 2009, compared to 29.0% for the third quarter of 2008.

Net income was $8.3 million for the third quarter of 2009, an increase of 122.9% from $3.7 million for the third quarter of 2008. Basic and diluted earnings per share in the third quarter of fiscal year 2009 was $0.27, compared to basic and diluted earnings per share of $0.15 a year ago. Weighted average number of basic and diluted shares for the three months ended September 30, 2009 was 30,806,546, compared with 24,917,211 for the corresponding period of fiscal 2008, adjusted for a one-for-four reverse split effected October 12, 2009.

Results for Nine Months

Revenues for the nine months ended September 30, 2009 were $80.9 million, up 27.7% from revenues of $63.4 million for the nine months ended September 30, 2008. Gross profit for the nine months ended September 30, 2009 was $35.4 million, up 39.8% from gross profit of $25.3 million for the corresponding period of 2008. Gross margin was 43.7%, compared to 39.9% for the first nine months of 2008. Operating income was $32.0 million, up 44.7% from $22.1 million for the first nine months of 2008. Net income was $23.8 million, or $0.79 per basic and diluted share, compared to $16.2 million, or $0.65 per basic and diluted share, for the same period a year ago.

Financial Condition

As of September 30, 2009, Gulf Resources had cash of $19.3 million, working capital of $22.2 million, a current ratio of 2.67:1, and shareholders' equity $104.1 million. The Company had no long term debt outstanding as of September 30, 2009.

For the nine months ended September 30, 2009, the Company generated $28.0 million in cash flow from operations. For the same period, the Company used $33.8 million in investing activities, mainly due to the acquisition of bromine and crude salt manufacturing assets in February and September 2009 and the construction of new wells, halogen water channels used for bromine and crude salt production, and a waste water disposal system at its SYCI location. The Company is also in the process of completing upgrades to its existing chemical production lines.

Recent Developments

In September 2009, Gulf Resources acquired bromine and crude salt manufacturing assets. The Company estimates the manufacturing assets will add 4,000 metric tons to its annual bromine production capacity and 150,000 metric tons to its annual crude salt production capacity. In consideration for the assets, the Company paid approximately $11.5 million in cash and agreed to issue 1,057,342 shares of common stock valued at approximately $5.4 million. The shares have not been issued as of November 2, 2009.

On October 9, the Company effected a one-for-four reverse stock split in order to meet the listing requirements of NASDAQ. After the reverse split and including the shares to be issued to the sellers of bromine and crude salt manufacturing assets discussed above, the Company will have approximately 31,599,553 shares of common stock outstanding.

Business Outlook

"We have experienced an increase in bromine prices in line with the general expansion of the manufacturing industry in China. The strong demand from end-user customers, mainly producers of flame retardants and oil and gas field drilling chemicals, and the optimism regarding future market conditions has allowed us to increase our contract prices for the remainder of 2009, and we expect to see the effect of higher selling prices in the fourth quarter this year," commented Mr. Liu. "We also have a positive outlook for continued strong demand for our chemical business in the fourth quarter. As a result, we are increasing our revenue and net income guidance for 2009."

For fiscal year 2009, Gulf Resources updates financial guidance to approximately $100 million to $105 million in revenue from the previous range of $98 million to $103 million, approximately $29 million to $31 million in net income from the previous range of $27 million to $29 million, and diluted earnings per share of $0.92 to $0.98 from the previous range of $0.85 to $0.92, using a share count of 31,599,553.

"We expect the positive momentum in the bromine industry to continue in 2010, which should reflect positively on bromine prices. Moreover, we expect our environmentally friendly chemical products to continue to gain traction in the market, especially as we complete the upgrades to our existing chemical production line and start commercial production of environmentally friendly chemicals for pesticide production early next year," concluded Mr. Liu.

Conference Call

Gulf Resources’ management will host a conference call on November 10 at 8:00 a.m. Eastern Standard Time to discuss its results for the three and nine months ended September 30, 2009. To participate in this live conference call, please dial 888-419-5570 five to ten minutes prior to the scheduled conference call time. International callers should call +1 617-896-9871. The conference participant pass code is 106 766 49.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.gulfresourcesinc.cn/events.html. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

A replay of the conference call will be available for 14 days starting from 10:00 AM Eastern Standard Time on Tuesday, November 10, 2009. To access the replay, call 888-286-8010. International callers should call +1 617-801-6888. The pass code is 60534507.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit www.gulfresourcesinc.cn

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- Financial tables to follow-

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	September 30,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash	$19,256,504	$30,878,044
Accounts receivable, net of allowance	15,431,176	11,674,645
Inventories	471,469	418,259
Prepayment and deposit	362,915	229,408
Prepaid land lease	15,849	15,849
Deferred tax asset	3,453	3,453
Other receivable	2,289	2,641
	35,543,655	43,222,299

PROPERTY, PLANT AND EQUIPMENT, Net	81,136,111	45,399,456

PREPAID LAND LEASE, Net of current portion	725,824	737,711

TOTAL ASSETS	$117,405,590	$89,359,466

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,653,162	$4,746,993
Loan Payable	-	4,034,250
Retention Payable	660,150	-
Note and loan payable – related parties	-	4,650,000
Due to related party	769,090	852,068
Taxes payable	5,253,780	4,269,442
TOTAL CURRENT LIABILITIES	13,336,182	18,552,753

NON CURRENT LIABILITIES
Note payable, net of current portion	-	18,337,493

TOTAL LIABILITIES	13,336,182	36,890,246

STOCKHOLDERS' EQUITY

PREFERED STOCK ; $0.001 par value; 1,000,000 shares
authorized none outstanding	-	-
COMMON STOCK; $0.0005 par value; 100,000,000 shares
authorized; 31,599,552 and 24,917,210
issues and Outstanding in 2009 and 2008	15,800	12,459

ADDITIONAL PAID-IN CAPITAL	40,743,524	13,072,668

RETAINED EARNINGS – UNAPPROPRIATED	55,649,994	31,817,465

RETAINED EARNINGS – APPROPRIATED	3,223,418	3,223,418

CUMULATIVE TRANSLATION ADJUSTMENT	4,436,672	4,343,210

TOTAL STOCKHOLDERS' EQUITY	104,069,408	52,469,220

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$117,405,590	$89,359,466

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

NET REVENUE
Net sales	$27,667,158	$17,554,873	$80,891,594	$63,354,609

OPERATING EXPENSES
Cost of net revenue	15,533,613	11,388,348	45,520,357	38,050,971
Research and development cost	125,122	122,744	375,187	389,853
General and administrative expenses	870,554	960,747	2,966,375	2,824,377
	16,529,289	12,471,839	48,861,919	41,265,201

INCOME FROM OPERATIONS	11,137,869	5,083,034	32,029,675	22,089, 408

OTHER INCOME (EXPENSES)
Interest expense	(102)	-	(27,144)	(60,111)
Interest income	19,815	26,143	65,607	70,400
Sundry income (expense)	-	779	-	(3,764)

INCOME BEFORE INCOME TAXES	11,157,582	5,109,956	32,068,138	22,095,933

INCOME TAXES current	2,829,772	1,373,055	8,235,609	5,925,532

NET INCOME	$8,327,810	$3,736,901	$23,832,529	$16,170,401

EARNINGS PER SHARE:
BASIC	$0.27	$0.15	$0.79	$0.65
DILUTED	$0.27	$0.15	$0.79	$0.65

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	30,806,546	24,917,211	30,179,367	24,917,211
DILUTED	30,806,546	24,917,211	30,179,367	24,919,164

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
NET INCOME	$8,327,810	$3,736,901	$23,832,529	$16,170,401
OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	148,833	228,921	93,462	2,341,313

COMPREHENSIVE INCOME	$8,476,643	$3,965,822	$23,925,991	$18,511,714

GULF RESOURCES, INC.AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Nine Months Ended September 30,
	2009	2008

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$23,832,529	$16,170,401
Adjustments to reconcile net income
to net cash provided by operating activities
Amortization of warrants issued for expenses	309,500	602,142
Amortization of prepaid expenses by shares issued for consulting fee	48,616	145,484
Amortization and prepaid expense	11,943	-
Depreciation and amortization	4,816,540	3,426,455
Bad debt provision	78,150
(Increase) decrease in assets
Accounts receivable	(3,831,618)	(4,426,119)
Inventories	(53,099)	(1,659,098
Prepayment and deposit	(133,215)	(713,470)
Income tax receivable	-	-
Increase (decrease) in liabilities	-
Accounts payable and accrued expenses	1,874,951	3,102,777
Taxes payable	1,004,489	969,282

Net cash provided by operating activities	27,958,786	17,617,854

CASH FLOWS USED IN INVESTING ACTIVITIES
Property, plant and equipment	(33,828,480)	(17,365,195)

Net cash used in investing activities	(33,828,480)	(17,365,195)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from bank loan	-	-
Repayment to bank loan	-	(3,843,675)
Proceeds from loan payable	-	4,023,250
Repayment to loan payable	(4,031,775)
Proceeds from Note and loan payable (related parties)	-	13,635,405
Repayment to Note and loan payable (related parties)	-	(2,670,192)
Proceeds from related party	8,452,194
Repayment to related party	(10,168,016)	-
Net cash used in provided by financing activities	(5,747,597)	11,144,788

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	(4,249)	703,038

NET INCREASE (DECREASE) IN CASH	(11,621,540)	12,100,485

CASH – BEGINNING OF PERIOD	30,878,044	10,773,875

CASH – END OF PERIOD	$19,256,504	$22,874,360